Exhibit 10.1

Execution Version

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is entered into as of June 7, 2020, by and among Ferrellgas Partners, L.P., a Delaware limited partnership (“FGP”), Ferrellgas Partners Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the FGP, the “Issuers”), Ferrellgas L.P., a Delaware limited partnership and subsidiary of FGP, Ferrell Companies, Inc., Ferrellgas Inc., Ferrellgas GP II, LLC and Ferrellgas GP III, LLC (together with the Issuers, and all directly or indirectly wholly-owned subsidiaries thereof, the “Company” or the “Ferrellgas Entities”), and each of the undersigned beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the Notes (as hereinafter defined) (collectively, the “Forbearing Noteholders” and, together with the Issuers, the “Parties”), whose holdings of Notes are set forth on their respective signature pages hereto.

RECITALS

(a) The Issuers and US Bank National Association, as trustee (in such capacity, the “Trustee”), are parties to (a) that certain Indenture, dated as of April 13, 2010, (b) that certain supplemental indenture, dated April 13, 2010, and (c) that certain supplemental indenture, dated January 30, 2017, under which the Issuers’ 8.625% Senior Unsecured Notes due 2020 (the indentures set forth in clauses (a) through (c), collectively, the “Indentures”, all notes issued thereunder, collectively, the “Notes” and the Indentures and the Notes, collectively with all documentation in connection therewith, the “Notes Documents”) were issued. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Notes Documents.

(b) The Issuers have informed the Trustee and the Forbearing Noteholders that Events of Default are anticipated to occur under Section 501 of the Indentures as a result of the Issuers’ failure to make payments of the principal due on the Notes at their Maturity, which is June 15, 2020 (the “Specified Default”).

(c) The Issuers have requested that, during the Forbearance Period (as hereinafter defined), the Forbearing Noteholders agree to forbear from exercising their default-related rights and remedies against the Issuers with respect to the Specified Default.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1. Confirmation by Issuers of Obligations and Specified Default.

(a) Each Issuer acknowledges, agrees, ratifies and reaffirms, on behalf of itself and its subsidiaries, that, as of the date of this Agreement (i) all of its obligations under each Note Document to which it is a party in respect of payment, performance, indemnification or otherwise including, without limitation, guarantees of such obligations and (ii) the aggregate principal amount of the Notes outstanding is $357,000,000.

Execution Version

(b) Each Issuer acknowledges and agrees that (i) the Specified Default would constitute an Event of Default as of June 15, 2020 and (ii) except for the Specified Default, no Defaults or Events of Default under the Indentures have occurred and are continuing as of the date hereof. But for entry into this Agreement, any missed payment on the Notes, upon maturing into the Specified Default, would permit the Forbearing Noteholders to exercise rights and remedies provided for under the Notes Documents and applicable law.

(c) Each Issuer acknowledges and agrees that the Forbearance (as hereinafter defined) is limited in time and scope and is subject to the terms and conditions set forth herein. Each Issuer further acknowledges and agrees that, upon the occurrence of a Termination Event (as hereinafter defined), the Specified Default shall be reinstated automatically, ab initio, without further action by the Forbearing Noteholders, and the Forbearing Noteholders shall be entitled to exercise all rights and remedies in respect thereof under the Notes Documents and applicable law.

SECTION 2. Forbearance; Forbearance Default Rights and Remedies.

(a) In reliance upon the representations and warranties and covenants of the Issuers contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, effective as of the Forbearance Effective Date (as hereinafter defined), each of the Forbearing Noteholders (severally and not jointly) agrees that, until the occurrence of a Termination Event, it will forbear from (i) exercising its default-related rights and remedies under the Indentures, the Notes, the other Note Documents, and applicable law (“Remedial Action”) against the Issuers (or any of their respective assets or properties) and (ii) directing the Trustee to take any Remedial Action, in each case described in clauses (i) and (ii), solely with respect to the Specified Default (the “Forbearance”). As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending automatically on the earliest to occur of (the occurrence of any of the events in the succeeding clauses (1)–(6), a “Termination Event”):

(1) the failure of the Issuers to satisfy any of the following milestones (the “Milestones”) laid out below;

a. No later than June 8, 2020, to the extent reasonably practicable, the Issuers shall begin to provide the Noteholder Advisors substantially all of the diligence information requested in the diligence request list (the “Initial Diligence List”) attached hereto as Exhibit A and such diligence information, to the extent it exists as of the date of this Agreement, shall be provided no later than five (5) business days after the date hereof; provided, that the Noteholder Advisors reserve the right to request additional diligence information and the Company shall work in good faith to provide any additional diligence information requested by the Noteholder Advisors within a reasonable period of time after such requests; provided, to the extent that any diligence information referred to in this Section 2(a)(1)(a) is confidential to the Ferrellgas Entities, such diligence information shall be provided to the Noteholder Advisors pursuant to a non-disclosure agreement executed by the Noteholder Advisors and the Company; provided, further, that such information that is confidential to the Ferrellgas Entities shall be kept on a professionals’ eyes only basis in accordance with the terms of such non-disclosure agreement and only provided to the Forbearing Noteholders according to the terms of a non-disclosure agreement executed between such Forbearing Noteholders and the Company.

b. No later than June 15, 2020, the Issuers shall deliver a term sheet proposal for a resolution of the Specified Default to the Forbearing Noteholders;

c. No later than June 18, 2020, the Issuers shall hold a telephonic negotiation session with the Forbearing Noteholders;

d. The Issuers shall deliver a written response to any term sheet proposal delivered thereto by Forbearing Noteholders constituting the Requisite Forbearing Noteholders (including through counsel) within five Business Days of the receipt (including by email) thereof;

e. No later than July 8, 2020, the Issuers shall hold a telephonic drafting session with the Forbearing Noteholders with respect to a mutually agreeable restructuring support agreement addressing a resolution of the Specified Default and other key terms of any restructuring that is to be agreed between the Issuers and the Forbearing Noteholders; and

f. No later than July 20, 2020, the Company and the Forbearing Noteholders shall have executed a mutually agreeable restructuring support agreement with respect to a resolution of the Specified Default and other key terms of any restructuring that is to be agreed between the Company and the Forbearing Noteholders.

(2) the Ferrellgas Entities take any of the following actions: (v) the incurrence of any Indebtedness outside of the ordinary course of business, (w) the granting of any Lien outside of the ordinary course of business, (x) the making of any Investment outside of the ordinary course of business, (y) the consummation or completion of any Asset Sale outside the ordinary course of business or (z) any of the Ferrellgas Entities take any action outside of the ordinary course of business, which include (without limitation): (i) the making of any Restricted Payment, (ii) the issuance of any common or preferred stock or partnership interests, units, shares or other equity interests or (iii) the amendment of the organizational, governance, corporate, limited liability or partnership documents of any Ferrellgas Entity;

(3) the entry by any Ferrellgas Entities into any support agreement or definitive documentation with respect to, or announcement by any Ferrellgas Entity of its intent to pursue, any restructuring, recapitalization, refinancing, repurchase or other material transaction in respect of any Notes of the Issuers or other Ferrellgas Entities or any of their properties, whether through a court-supervised insolvency proceeding or otherwise, without the express written consent of the Requisite Forbearing Noteholders;

(4) with respect to the Issuers or any other Ferrellgas Entities, the announcement or commencement of a Restructuring Transaction;1

1 “Restructuring Transaction” shall mean, with respect to any Ferrellgas Entity, the filing of a voluntary or involuntary case or proceeding by or against it under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Issuers to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking

(5) any Forbearance Default (as hereinafter defined); and

(6) 11:59 p.m. (New York City time) on July 31, 2020; provided, that to the extent that the Parties have made substantial progress on negotiations with respect to a mutually agreeable restructuring support agreement with respect to a resolution of the Specified Default and other key terms of any restructuring in good faith on or prior to July 31, 2020, this Agreement may be extended by mutual consent of the parties to 11:59 p.m. (New York City time) on August 15, 2020.

As used herein, the term “Forbearance Default” shall mean (A) the occurrence of any default or event of default, however defined, under any other material indebtedness of the Issuers or any of their subsidiaries, (B) the failure of the Issuers to comply in all material respects with any term, condition, or covenant set forth in this Agreement, (C) the failure of any representation or warranty made by the Issuers under or in connection with this Agreement to be true and complete in all material respects as of the date when made, or (D) the failure of the Issuers to make any payments when due under the Advisor Fee Letters (as defined below). The Issuers shall provide notice to the Forbearing Noteholders of (x) the occurrence of any Forbearance Default (including without limitation the failure of the Company to satisfy any of the Milestones or any of the events described in Sections 2(a)(2), 2(a)(3) or 2(a)(4) of this Agreement) as soon as reasonably possible but in any event within two Business Days of the occurrence of such Forbearance Default, which notice shall state that such event occurred and shall set forth, in reasonable detail, the facts and circumstances that gave rise to such event. The Forbearing Noteholders shall also provide notice to the Issuers of (x) the occurrence of any Forbearance Default (including without limitation the failure of the Company to satisfy any of the Milestones or any of the events described in Sections 2(a)(2), 2(a)(3) or 2(a)(4) of this Agreement) as soon as reasonably practicable but in any event within two Business Days after the Forbearing Noteholders have actual knowledge of such Forbearance Default, which notice shall state that such event occurred and shall set forth in reasonable detail, the facts and circumstances that gave rise to such event. Solely with respect to any Forbearance Default arising under Section 2(a)(2)(v)-(y) of this Agreement, and solely to the extent there is a good faith dispute with respect to whether such actions described in 2(a)(2)(v)–(y) are outside the ordinary course of business, the Issuers shall have five (5) business days to cure such Forbearance Defaults arising under Section 2(a)(2)(v)-(y). For the avoidance of doubt, this Agreement shall not be construed to prevent any Noteholders that are not a party hereto from the exercise of any rights or remedies that may be available to them under the Notes Documents.

(b) The Forbearing Noteholders shall direct the Trustee in writing not to take any Remedial Action during the Forbearance Period as a result of the Specified Default.

(c) Subject to the provisions hereof, including without limitation Sections 1, 2(d)-(j) and 5 hereof, the Forbearing Noteholders agree that during the Forbearance Period, neither the Issuers nor any of the Ferrellgas Entities shall be obligated to pay any amounts due under the Notes Documents, including, without limitation, any principal or interest due thereunder.

(d) To the extent that the Forbearing Noteholders become aware of the identities of holders of Notes who, as of the date of this Agreement, are not Forbearing Noteholders, the Forbearing Noteholders shall use reasonable efforts to obtain the agreement of holders of Notes who are not, as of the date of this Agreement, Forbearing Noteholders to become signatories to this Agreement, thereby becoming Forbearing Noteholders.

reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by it in furtherance of any such action.

(e) During the Forbearance Period, the Forbearing Noteholders shall not take any action to support, encourage or assist any third party, including, without limitation, holders of Notes that are not Forbearing Noteholders, from taking any action against any of the Issuers or any other Ferrellgas Entities or the property of any of the Issuers or any other Ferrellgas Entities in respect of the Specified Default, including, without limitation, the commencement of any judicial action or lawsuit of any kind.

(f)  The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed, (i) to constitute a waiver of the Specified Default or any future Defaults or Events of Default or compliance with any term or provision of the Notes Documents or applicable law, except to the extent expressly provided for herein, or (ii) to establish a custom or course of dealing between the Issuers, on the one hand, and any Forbearing Noteholder, on the other hand. Nothing contained in this Agreement shall be deemed to obligate any Forbearing Noteholder to enter into any other forbearance agreements or to waive any Defaults or Events of Default, except to the extent expressly provided for herein.

(g) Upon the occurrence of a Termination Event, the agreement of the Forbearing Noteholders hereunder to forbear from taking any Remedial Action shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Issuers waive. The Issuers agree that the Forbearing Noteholders may at any time thereafter proceed to exercise any and all of their rights and remedies under any or all of the Notes Documents and/or applicable law, including, without limitation, Remedial Action with respect to the Specified Default or otherwise. In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, the Issuers acknowledge and confirm that, subject to the Forbearance, all rights and remedies of the Forbearing Noteholders under the Notes Documents and applicable law with respect to the Company shall continue to be available to the Forbearing Noteholders. For the avoidance of doubt, the Issuers acknowledge and confirm that the agreement of the Forbearing Noteholders to temporarily forbear shall not apply to nor preclude any remedy available to the Forbearing Noteholders in connection with any proceeding commenced under any bankruptcy or insolvency law.

(h) Each of the Parties hereto hereby agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that (1) the Forbearing Noteholders may be entitled to take or bring in order to enforce their rights and remedies against the Issuers and (2) the Issuers may be entitled to take or bring in order to enforce their rights with respect to the Forbearing Noteholders are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(i) The Issuers understand and accept the temporary nature of the Forbearance provided hereby and that the Forbearing Noteholders have given no assurances that they will extend such forbearance or provide waivers or amendments to any of the Notes Documents.

(j) For the avoidance of doubt, nothing in this Agreement shall be deemed to (i) constitute a forbearance by any of the Forbearing Noteholders in respect of any debt of the Issuers or their affiliates other than the Notes or (ii) prohibit or otherwise restrict trading of any debt securities of, or other claims against or interests in, the Issuers or any of their Affiliates.

SECTION 3. Effectiveness.

This Agreement will be effective as of the date when the following conditions have been satisfied (such date, the “Forbearance Effective Date”):

(a) Agreement. Each of the Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties (which signature pages may be delivered by counsel and in electronic form), with this Agreement becoming effective as to such Party upon its execution hereof;

(b) Representations and Warranties. The representations and warranties set forth in Section 4 below shall be true and correct in all material respects as of such date; and

(c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, other than the Specified Default.

(d) Execution of Fee Letters. The Issuers shall have executed fee letters (the “Advisor Fee Letters”) with each of Davis Polk & Wardwell LLP and Ducera Partners LLC (the “Noteholder Advisors”), in each case acceptable to the Company and the Requisite Forbearing Noteholders, and paid to the Noteholder Advisors the amounts set forth therein that are required to be paid contemporaneously with the execution by the Company thereof.

SECTION 4. Representations, Warranties, and Covenants Of The Parties.

(a) To induce the Forbearing Noteholders to execute and deliver this Agreement, each of the Issuers represents, warrants and covenants that:

(1) The execution, delivery and performance by each of the Issuers of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by the Issuers, this Agreement has been duly executed and delivered by each of the Issuers, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid, and binding obligations of the Issuers enforceable against such parties in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(2) Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of either Issuer’s respective organizational documents or (ii) any applicable law; and

(3) As of the date hereof, no Default or Event of Default has occurred or is continuing under this Agreement or the Notes Documents.

(b) To induce the Issuers to execute and deliver this Agreement, each of the Forbearing Noteholders represents, warrants and covenants that:

(1) The execution, delivery and performance by each of the Forbearing Noteholders of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by the Forbearing Noteholders, this Agreement has been duly executed and delivered by each of the Forbearing Noteholders, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid, and binding obligations of the Forbearing Noteholders enforceable against such parties in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(2) Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of any of the Forbearing Noteholders respective organizational documents or (ii) any applicable law; and

(3) Each Forbearing Noteholder is the beneficial or record owner of the face amount of the Notes or is the nominee, investment manager, or advisor for beneficial holders of the face amount of the Notes reflected in such Forbearing Noteholder’s signature page to this Agreement.

SECTION 5. Reference To And Effect Upon The Notes Documents.

(a) All (i) terms, conditions, covenants, representations, and warranties contained in the Notes Documents, (ii) rights of the Forbearing Noteholders thereunder, and (iii) obligations of the Issuer thereunder shall, subject to the Forbearance, remain in full force and effect. The Issuers hereby confirm that the Notes Documents are in full force and effect and that the Issuers have no right of setoff, recoupment, or other offset or any defense, claim, or counterclaim with respect to any of its obligations hereunder, thereunder, or under any applicable law.

(b) Except as expressly set forth herein, the execution, delivery, and effectiveness of this Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Notes Documents nor constitute a novation of any of the obligations under the Notes Documents, (ii) amend, modify, or operate as a waiver of any provision of the Notes Documents or any right, power or remedy of any Forbearing Noteholder, or (iii) constitute a course of dealing or other basis for altering any obligations or any other contract or instrument. Except as expressly set forth herein, each Forbearing Noteholder reserves all of its rights, powers, and remedies under the Notes Documents and applicable law.

(c) The Issuers acknowledge and agree that the Forbearing Noteholders’ agreement to forbear from exercising their default-related rights and remedies with respect to the Specified Default during the Forbearance Period does not in any manner whatsoever limit any Forbearing Noteholder’s right to insist upon strict compliance by the Issuers with the Notes Documents, this Agreement or any other document during the Forbearance Period, except as expressly set forth herein.

SECTION 6. Additional Covenants.

(a) The Issuers and Forbearing Noteholders shall negotiate in good faith with each other regarding a restructuring, recapitalization, refinancing, repurchase, or other material transaction, whether through a court-supervised insolvency proceeding or otherwise, including without limitation a Restructuring Transaction, and/or the entry into a restructuring support agreement acceptable to the Forbearing Noteholders, involving the Notes Documents and the Ferrellgas Entities’ other funded indebtedness or debt securities.

(b) The Issuers shall provide the Forbearing Noteholders with all information related to the Issuers and their subsidiaries, their properties and business or any Restructuring Transaction, in each case to the extent reasonably requested by the Forbearing Noteholders (including, without limitation, any reserve databases and lease operating statements, and any lien searches, financing statements, agreements, instruments, certificates, notices and acknowledgments, mortgages, filings or other documents in connection with the Forbearing Noteholders’ due diligence with respect to the assets and property of the Company and its subsidiaries, and it being acknowledged that the requests set forth in the Initial Diligence List constitute reasonable requests); provided, however, to the extent such diligence information is confidential to the Ferrellgas Entities, such diligence information shall be provided to the Noteholder Advisors pursuant to a non-disclosure agreement executed by the Noteholder Advisors and the Company; provided, further that such information that is confidential to the Ferrellgas Entities shall be kept on a professionals’ eyes only basis in accordance with the terms of such non-disclosure agreement and only provided to the Forbearing Noteholders pursuant to the terms of a non-disclosure agreement executed between such Forbearing Noteholders and the Company.

(c) During the Forbearance Period, the Issuers shall pay all amounts when due under the Advisor Fee Letters, pursuant to the terms thereof.

(d) During the Forbearance Period, the Forbearing Noteholders shall not transfer, assign, sell or otherwise dispose of the Notes held thereby as of the date of this Agreement unless such transferee, assignee, buyer other party acquiring the Notes shall agree to be bound by the terms of this Agreement and become a signatory hereto.

SECTION 7. Amendments.

This Agreement may be modified, amended, extended, or supplemented only by an instrument in writing signed by each of the Issuers and Forbearing Noteholders holding at least 50% of the aggregate principal amount of Notes held by all Forbearing Noteholders as of the date of such modification, amendment, extension, or supplement (the “Requisite Forbearing Noteholders”); provided that any Forbearing Noteholder that has not consented and has objected in writing (including by email) to any modification, amendment, extension or supplement that becomes effective pursuant to this Section 7 without its consent may terminate its obligations under this Agreement upon one Business Day’s notice (or, in the case of any extension of the Forbearance Period, immediately upon expiration of the previously effective forbearance period); provided, further, that (a) a Forbearing Noteholder’s Notes held by a Qualified Marketmaker shall be deemed to consent to such modification, amendment or supplement to the same extent as such Forbearing Noteholder, (b) if the proposed modification, amendment, waiver or supplement has a material, disproportionate and adverse effect on any Forbearing Noteholder, then the consent of each such affected Forbearing Noteholder shall also be required to effectuate such modification amendment, waiver or supplement and (c) for the avoidance of doubt, nothing in this Agreement, including failure of the Requisite Forbearing Noteholders to approve an amendment, modification, supplement or this extension of this Agreement, shall prohibit any of the Parties from entering into any other forbearance agreement. Any provision in this Agreement may be waived by an instrument in writing signed by the Party against whom such waiver is to be effective, any date or deadline set forth herein may be extended, and any other term may be amended or modified in a manner that is not material (as defined in the following sentence) with respect to any Forbearing Noteholder, in each case by written consent of the Requisite Forbearing Noteholders (which may be evidenced by email from counsel). For purposes of this Section 7, an amendment, modification or supplement shall be material only if it (i) increases or imposes any new obligation on a Forbearing Noteholder for the payment of money or (ii) amends this Section 7 or the definition of Termination Event in a manner that is materially and disproportionately adverse to such Forbearing Noteholder.

SECTION 8. Governing Law; Consent to Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS SUBJECT TO THE PROVISIONS OF SECTION 112 OF THE INDENTURE RELATING TO SUBMISSION TO JURISDICTION AND SECTION 112 OF THE INDENTURE REGARDING WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

SECTION 9. Construction.

This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the Parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the Parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The Parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”

SECTION 10. Counterparts.

This Agreement may be executed in counterparts (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11. Severability.

If any provision of this Agreement or the Indenture is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the Indenture shall not be affected or impaired thereby and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12. Time of Essence.

Time is of the essence in the performance of each of the obligations of the Issuers hereunder and with respect to all conditions to be satisfied by such Parties.

SECTION 13. Further Assurances.

The Issuers each agree to take all further actions and execute all further documents as the Requisite Forbearing Noteholders may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 14. Section Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 15. Notices.

Except as set forth herein, all notices, requests, and demands to or upon the respective Parties hereto shall be given in accordance with the Indenture or in such other manner and to such Persons as agreed upon by the Parties hereto; if to Issuers, with a copy to Squire Patton Boggs (attn.: Stephen D. Lerner and Jeffrey N. Rothleder), and if to Forbearing Noteholders, with a copy to Davis Polk & Wardwell LLP (attn.: Damian S. Schaible, Angela M. Libby, and Jonah A. Peppiatt).

SECTION 16. Assignments; No Third Party Beneficiaries.

This Agreement shall be binding upon and inure to the benefit of the Issuers, the Forbearing Noteholders and their respective successors and assigns; provided, that the Issuers shall not be entitled to delegate any of their duties hereunder or to assign any of their rights or remedies set forth in this Agreement without the prior written consent of the Requisite Forbearing Noteholders in their sole discretion.

SECTION 17. Final Agreement.

THIS AGREEMENT AND THE INDENTURE REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.